Exhibit 32.1

Net Element, Inc.
1450 South Miami Avenue
Miami, FL 33130

November 14, 2011

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Certification Pursuant To 18 U.S.C. Sec. 1350

Dear Ladies and Gentlemen:

In connection with the accompanying Quarterly Report on Form 10-Q of Net Element, Inc., for the quarter ended September 30, 2011, each of the undersigned hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), to the undersigned’s knowledge that:

1.
such Quarterly Report on Form 10-Q of Net Element, Inc., for the quarter ended September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in such Quarterly Report on Form 10-Q of Net Element, Inc., for the quarter ended September 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of Net Element, Inc.

By:	/s/ Mike Zoi
Mike Zoi
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jonathan New
Jonathan New
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Net Element, Inc. and will be retained by Net Element, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

In accordance with Item 601 of Regulation S-K, this certification is being “furnished” as Exhibit 32.1 to Net Element, Inc.’s quarterly report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.